EXHIBIT 10.1

                             COPYRIGHT LICENSE AGREEMENT

     This COPYRIGHT LICENSE AGREEMENT (hereinafter referred to as the "Agreement") is made and entered into as of this 30 day of August 1996, by and between the American National Standards Institute Inc., a New York corporation whose address for purposes of this agreement is 11 West 42nd Street, New York, New York 10036 (hereinafter referred to as "Licensor"), and Reality Interactive, Inc., whose address for purposes of this agreement is Suite 300, 11200 West 78th Street, Eden Prairie, Minnesota 55344 (hereinafter referred to as "Licensee").

                                      WITNESSETH

     WHEREAS, the International Organization for Standardization ("ISO") is the proprietor of the copyright to certain international standards (the "International Standards"); and

     WHEREAS, the Licensor and the International Organization for Standardization ("ISO") have the exclusive rights to reproduce, digitize, package, sell and/or lease the ISO International Standards (hereinafter referred to as the "ISO Standards") in the United States of America; and

     WHEREAS, the Licensor, being the ISO member body for the United States of America, is entitled to assign its rights to reproduce, digitize, package, sell and/or lease the ISO Standards in the United States; and

     WHEREAS, Licensee wishes to secure the non-exclusive rights to reproduce, duplicate, digitize, package, distribute, sell and/or lease in the United States of America only the Draft (DIS) and Approved ISO 14000 series of Environmental Management Systems Standards identified in Appendix 1 hereto (hereinafter referred to collectively as the "Licensed Standards") in electronic digital format by including the Licensed Standards in Licensee's digital multimedia product known as the ISO 14000 EMS Conformance Series (hereinafter referred to as the "Product"); and

     WHEREAS, Licensor is willing to convey such rights to Licensee upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein, it is hereby agreed as follows:

     1. (a) The term of this Agreement shall initially be for three (3) years commencing on August 30, 1996 and ending on August 29, 1999. Subject to reaching agreement as to the royalty payments to be paid by Licensee to Licensor, this Agreement shall be automatically renewed upon the other terms and conditions set for herein unless, at least thirty (30) days before the end of the existing term or any renewal term hereof, a party gives the other party written notice of its election to terminate this Agreement at the end of such period.

         (b) Except as specified below, upon termination of this Agreement, or any renewal period, Licensee shall immediately cease to reproduce, duplicate, digitize, and package the Licensed Standards, and distribute, sell and/or lease the Product. However, to the extent that, upon receipt of a notice of termination of this Agreement, Licensee has previously entered into subscription agreements that encompass the Product, then Licensee shall be permitted to honor such agreements for a period of no longer than twelve (12) months from the date of termination to this Agreement. During any such period, Licensor shall remain obligated to deliver to Licensee a copy of any revised Licensed Standard, and Licensee shall continue to make royalty payments in accordance with Sections 4 and 5, and the terms of this agreement shall remain in effect for the extended period.

     2. (a) Subject to the terms and conditions set forth in this agreement, Licensor hereby grants to Licensee the non-exclusive rights to reproduce, duplicate, digitize, package, distribute, sell and/or lease the licensed Standards in the United States of America only. Licensee shall only exercise these rights by reproducing the Licensed Standards in electronic digital format within the Product in a manner that Licensee, in its discretion, determines to be appropriate.

         (b) Subject to the terms and conditions set forth in the Agreement, the Licensor grants to the Licensee only those rights specifically granted pursuant to Paragraph 2(a) hereof. It is expressly understood that all rights in the Licensed Standards not hereby granted to Licensee are reserved to Licensor and ISO, including, but not limited to, all copyrights.

     3. Licensor shall deliver to Licensee, free of charge, one (1) paper hard copy of each draft (DIS) Licensed Standard, and one electronic PDF format copy of each Licensed Standard when approved and published by ISO and any renewal thereof, except that Licensor shall not be required to deliver to Licensee copies of any Licensed Standard prior to the execution of this Agreement. Licensee agrees to replace each draft (DIS) Standard within the Product with the approved Licensed Standard within sixty days of receipt of the each approved Licensed Standard, and shall cease distribution of the copies of the Product which contain the draft (DIS) standard. Licensor shall effect the delivery required hereunder by mailing a copy of each Standard, via first class mail, to Licensee at the following address before or immediately upon the general release of the standard to:

     Reality Interactive, Inc.
     Suite 300
     11200 West 78th Street
     Eden Prairie, Minnesota 55344
     Attention: W. Winnekins, CFO

     4. (a) In consideration for the rights herein granted, Licensee shall pay to Licensor (in accordance with the payment schedule set forth in Section 5 hereof) an access fee of $410.00 per year for storing the Licensed Standards in Licensee's electronic file, plus a royalty for each copy of the Product distributed, sold and/or leased based on the following tiers:

Base Royalty: 205.00 per Product
-------------

I:  NUMBER OF PRODUCTS        BASE ROYALTY FEE PER UNIT     ROYALTY CALCULATION
       DISTRIBUTED                                             PER PRODUCT
       up to 50                  Base royalty fee                $205.00
       51 to 100                 Base minus 10%                  $184.50
      101 to 200                 Base minus 20%                  $164.00
      210 to 300                 Base minus 25%                  $154.00
      301 and over               Base minus 30%                  $143.50


II:  Networked User Schedule (based per scale)
     -----------------------------------------

MULTIPLE END USERS/NUMBER OF        AMOUNT          ROYALTY CALCULATION
    SIMULTANEOUS USERS                                   PER PRODUCT
    1                       1.75 x base royalty fee             $359.00
  2 to 5                    2.50 x base royalty fee             $512.50
  6 to 10                   4.50 x base royalty fee             $922.50
 11 to 15                   6.00 x base royalty fee           $1,230.00
 16 to 20                   7.50 x base royalty fee           $1,537.50
 21 to 35                   9.00 x base royalty fee           $1,845.00
 36 to 50                  12.50 x base royalty fee           $2,562.50
 51 and over                75% x base royalty fee x             TBD
                          number of simultaneous users
                          of networked users

         (b) It is expressly understood and agreed that the price to be charged by Licensee for the Product shall be determined solely by Licensee.

         (c) Any hard copies made shall be for the internal use of the Licensee's customers only, and their number shall not exceed the number of networked users as defined in Section 4(a) above. These copies may not be sold, traded or given to third parties. Copies in addition to those allowed may be purchased from the American National Standards Institute (ANSI), 11 West 42nd Street, New York, New York 10036 (telephone 212-642-4900), or be authorized subject to execution of a Restricted Site License Copying Agreement with ANSI. The Licensee shall ensure that this clause is included in its Product along with the copyright citation in Section 10 herein.

         (d) Licensee shall provide to Licensor one complete set of the Product at no charge.

     5. The initial annual access fees shall be paid by Licensee to Licensor upon execution of this Agreement, prorated from the signing of the Agreement to the end of that calendar year. Each additional annual access fee shall be paid to Licensor on the 15th day of April of each calendar year. Additionally, the royalty payments required to be made by Licensee pursuant to section 4 hereof shall be made quarterly by the 15th day of each April, July, October and January for the preceding calendar quarter in which such royalty accrued. Each payment shall be accompanied by a statement, certified to by an officer of Licensee, setting forth (a) the total royalty payable to Licensor and how it was computed, and (b) the total number of copies of the Product distributed, sold and/or leased by the Licensee during the quarter. Further, Licensee agrees at its expense to its independent public accountants certify (and make any necessary payment adjustments) to the Licensor, every fiscal year-end of the Licensee from the date hereof, the revenues derived by the Licensee from the rights granted hereunder and the accuracy of the payments made to the Licensor by the Licensee. Licensee further certifies it does undergo an annual audit of all Product sales activity by an independent public accountant, and in the event that the Licensor requires the certification more frequently, upon request by Licensor, and with reasonable notice, the Licensee shall make available to Licensor the books and records of Licensee necessary to verify the data supplied.

     6. In reproducing, duplicating, digitizing, packaging, distributing, selling and/or leasing the Licensed Standards within the Product, Licensee shall be an independent contractor and not an agent or partner of Licensor. Licensee warrants that at no time will it hold itself out as an agent or partner of Licensor or otherwise suggest that it is authorized to act on behalf of Licensor.

     7. (a) Except as provided in Section 1, this Agreement may be terminated by the parties only as follows:

         (i)   By written agreement of Licensor and Licensee

         (ii) Insolvency of or the petition by or on the behalf of Licensee for bankruptcy or reorganization under bankruptcy laws or any assignment for the benefit of creditors;

         (iii) By the Licensor, in the event of a material breach of this Agreement by the Licensee (other than a payment default), if such breach is not cured within ten (10) days after written notice of such breach; and

         (iv) By Licensor in the event of a failure of the Licensee to make royalty payments or provide accounting statements in accordance with Sections 4 and 5 and any such failure is not cured within thirty (30) days after written notice thereof.

         (b) Section 1 (b) shall survive the termination of this Agreement for the period specified therein

     8. Licensee shall indemnify Licensor and ISO, and otherwise hold it harmless against any claim, action or proceeding brought against Licensor and ISO by any person or persons resulting from or due to any action or inaction by Licensee in digitizing the data, and in reproducing, duplicating, packaging, distributing, selling and/or leasing the Licensed Standards within the Product. Licensor shall indemnify Licensee, and otherwise hold it harmless against any claim, action or proceeding brought against Licensee by any person or persons claiming copyright infringement based Licensee's proper use of the Licensed Standards as authorized under this agreement. The foregoing shall not apply with respect to any claim, action or proceeding arising from a claim of defamation or other such claim, directly relative to the content of the Licensed Standards which has not been altered by Licensee and the parties hereby preserve all rights and remedies that they may have in connection with any such claim, action or proceeding.

         These indemnities shall include, but not be limited to, all reasonable attorney's fees, costs and expenses incurred by Licensor or Licensee, as the case may be, in defending any such claim, action or proceeding.

     9. The rights granted to Licensee herein shall not be assigned or assignable, in whole or in part, without the prior express written permission of Licensor.

     10. Licensee will use its best efforts to assure that recipients of the Licensed Standards do not thereafter engage in the unauthorized duplication, reproduction or copying of the standards. This undertaking will be deemed discharged by Licensee's written communication of the following notice to its purchasers/lessees/subscribers in an conspicuous location within the Product, provided that Licensee will notify Licensor of, and will pursue any suspected or known violations of this section:

For ISO draft (DIS) 14000 standards:
------------------------------------

ISO DIS (insert designation)

                                    (insert title)

"THIS DRAFT INTERNATIONAL STANDARD WAS DEVELOPED BY A TECHNICAL COMMITTEE OF THE INTERNATIONAL ORGANIZATION FOR STANDARDIZATION (ISO). THE AMERICAN NATIONAL STANDARDS INSTITUTE (ANSI), THE U.S. MEMBER OF ISO, PARTICIPATES IN ISO'S TECHNICAL PROGRAM AND ADMINISTERS SECRETARIATS OF VARIOUS TECHNICAL COMMITTEES AND SUBGROUPS. ANSI IS ALSO ISO'S EXCLUSIVE SALES AGENT IN THE UNITED STATES FOR ALL ISO STANDARDS, DRAFT INTERNATIONAL STANDARDS, AND COMMITTEE DRAFTS. THIS DRAFT INTERNATIONAL STANDARD IS BEING DISTRIBUTED BY REALITY INTERACTIVE, INC. THROUGH AN ARRANGEMENT WITH ANSI.

"THIS MATERIAL IS REPRINTED FROM ISO DIS (INSERT DESIGNATION) WITH PERMISSION OF THE AMERICAN NATIONAL STANDARDS INSTITUTE (ANSI) UNDER ANSI'S EXCLUSIVE LICENSING AGREEMENT WITH THE INTERNATIONAL ORGANIZATION FOR STANDARDIZATION. THIS DOCUMENT IS NOT AN APPROVED ISO INTERNATIONAL STANDARD. IT IS DISTRIBUTED FOR REVIEW AND COMMENT AND MAY BE MODIFIED DURING THIS PROCESS. IT IS SUBJECT TO CHANGE WITHOUT NOTICE AND MAY NOT BE REFERRED TO AS AN INTERNATIONAL OR ISO STANDARD UNLESS AND UNTIL PUBLISHED AS SUCH.

COPYRIGHT BY THE INTERNATIONAL ORGANIZATION FOR STANDARDIZATION. NOT FOR RESALE. NO PART OF THIS PUBLICATION MAY BE COPIED OR REPRODUCED IN ANY FORM, ELECTRONIC RETRIEVAL SYSTEM OR OTHERWISE, OR BE MADE AVAILABLE ON THE INTERNET, A PUBLIC NETWORK, BY SATELLITE OR OTHERWISE WITHOUT THE PRIOR WRITTEN PERMISSION OF THE AMERICAN NATIONAL STANDARDS INSTITUTE, 11 WEST 42ND STREET, NEW YORK, NY 10036, WHICH HOLDS REPRODUCTION RIGHTS IN THE UNITED STATES.

For Approved ISO 14000 Standards:
---------------------------------

    "THIS MATERIAL IS REPRINTED FROM ISO (INSERT DESIGNATION) WITH PERMISSION OF THE AMERICAN NATIONAL STANDARDS INSTITUTE (ANSI) UNDER AN EXCLUSIVE LICENSING AGREEMENT WITH THE INTERNATIONAL ORGANIZATION FOR STANDARDIZATION. NOT FOR RESALE. NO PART OF ISO (INSERT DESIGNATION) MAY BE COPIED OR REPRODUCED IN ANY FORM, ELECTRONIC REVIVAL SYSTEM OR OTHERWISE, OR BE MADE AVAILABLE ON THE INTERNET, A PUBLIC NETWORK, BY SATELLITE OR OTHERWISE WITHOUT THE PRIOR WRITTEN CONSENT OF THE AMERICAN NATIONAL STANDARDS INSTITUTE, 11 WEST 42ND STREET, NEW YORK, NY 10036."

    Additionally, the following must be included on the bottom of every page of each Licensed Standard:

    "-C- International Organization for Standardization.  All rights reserved."

    11. Licensor and Licensee agree that for the purpose of this Agreement, Electronic Digital Format means the delivery of the Product via CD ROM, or via a special video server network to PC workstations, or via a corporate Intranet (Local Area Network (LAN)).

         Licensor and Licensee further agree that for purposes of this Agreement, "a corporate Intranet" means installation of a copy of the Product by the Licensee's customer(s) on the customer's internal LAN system for use only by the specified number of simultaneous users within the customer's company, and only within the United States of America. No Internet, public network, satellite or any other electronic delivery methods or use will be permissible.

    12. Licensor and Licensee covenant and agree that this written Agreement constitutes the complete agreement between the parties, supersedes all prior agreements with respect to the subjects hereof, and may not be amended or modified, except by a writing signed by all parties hereto or by their duly authorized representatives.

    13. This Agreement shall be governed by and construed according to the laws of the state of New York (exclusive of all conflicts of law rules and principles).

    14. Any and all notices required to be given hereunder shall be in writing, shall be sent by registered or certified mail, return receipt requested, addressed to the parties at their respective addresses specified below and are effective when mailed. Alternatively, either a facsimile transmittal, overnight messenger or courier or an "express mail" transmittal, with a confirmation shall be acceptable. Either party may by like notice specify a different address.

    If to ANSI:
    -----------

    American National Standards Institute
    11 West 42nd Street
    New York, New York 10036

    Attention: Vice President of Finance and Administration

    If to Reality Interactive:
    --------------------------

    Reality Interactive, Inc.
    Suite 300
    11200 West 78th Street
    Eden Prairie, Minnesota 55344

    Attention: W. Winnekins, CFO


    15. Except as provided in the last two sentences of this paragraph, if a dispute for money damages shall arise under this Agreement, the parties hereby confer exclusive jurisdiction to hear and resolve any such dispute for money damages to the American Arbitration Association ("AAA") in the City and State of New York, or the AAA in the City of Minneapolis, State of Minnesota, at the option of the petitioner. The parties expressly waive the right to litigate any such dispute for money damages in any other location or forum. Either party shall have the right to seek provisional remedies in any court having jurisdiction. In addition, Licensor and Licensee shall each have the right to assert a cross-claim or third party claim against the other if a lawsuit is commenced against Licensor and/or Licensee by a third party, notwithstanding the exclusive arbitration provision.

    16. Severability: The terms and conditions of this Agreement are severable. If any condition of this Agreement is deemed to be illegal or unenforceable under any rule of law, all other terms shall remain in force. Further, the term and condition which is held to be illegal or unenforceable shall remain in effect as far as possible and in accordance with the intention of the parties.

    17. Force Majuere: Neither party shall be responsible for any delay or failure in performance resulting from acts beyond its control.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                        AMERICAN NATIONAL STANDARDS
                        INSTITUTE, INC., LICENSOR


                        By:   /s/  S. Mazza
                            ---------------------------------
                              S. Mazza, President CEO


                        REALITY INTERACTIVE,
                        INC., LICENSEE


                        By:   /s/  W.W. Winnekins
                            ---------------------------------
                              W. W. Winnekins, CFO

APPENDIX 1
----------



ISO DRAFT (DIS) 14000 STANDARDS
-------------------------------

ISO DIS 14001
ISO DIS 14004
ISO DIS 14010
ISO DIS 14011
ISO DIS 14012



APPROVED ISO 14000 STANDARDS
----------------------------

ISO 14001:1996
ISO 14004:1996
ISO 14010:1996
ISO 14011:1996
ISO 14012:1996

                             MODIFICATION TO ISO 14000 AGREEMENT

     Agreement made and entered into as of this 30th day of September 1996, by and between the American National Standards Institute Inc., a New York corporation whose address is 11 West 42nd Street, New York, New York 10036 (hereinafter referred to as "Licensor"), and Reality Interactive, Inc., whose address is Suite 300, 11200 West 78th Street, Eden Prairie, Minnesota 55344 (hereinafter referred to as "Licensee")

                                      WITNESSETH:

    Whereas, the parties entered into a Copyright License Agreement dated the 30th day of August 1996, hereinafter referred to as the "August 1996 Agreement"; and

    Whereas, the parties herein intend to modify certain provisions of the August 1996 Agreement; and

    Whereas, the parties herein intend that the terms of the August 1996 Agreement remain in full force and effect except as modified herein.

    NOW THEREFORE, the parties agree and consent to the following modification:

1. Delete the second paragraph in Section 11 in its entirety and replace with:

"Licensor and Licensee furhter agree that for purposes of this Agreement, "a corporate Intranet" means installation of a copy of the Product by the Licensee's customer(s) on the customer's internal LAN system for use only by the specified number of simultaneous users within the customer's company. No Internet, public network, satellite or any other electronic delivery methods or use will be permissible.

All other terms and conditions of the August 1996 Agreement remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Modification as of the date first above written.




                             AMERICAN NATIONAL STANDARDS INSTITUTE
                             INC. (ANSI)



                             By   /s/ S. Mazza
                               -----------------------------------------------
                               S. Mazza, President and Chief Executive Officer


                             REALITY INTERACTIVE, INC.



                             By  /s/ W.W. Winnekins
                               -----------------------------------------------
                               W.W. Winnekins, CFO